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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-8 of Segue Software, Inc. of our report dated April 15, 1999, except as to Note 15 which is as of February 7, 2000, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



Boston, Massachusetts
March 27, 2000